Exhibit 2

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-36
CUSIP: 21988G551, 21988GBJ4

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2002.

INTEREST ACCOUNT
Balance as of November 15, 2001 .............................            $0.00
        Scheduled Income received on securities .............    $2,252,288.50
        Unscheduled Income received on securities ...........            $0.00

LESS:
        Distribution to Class A1 Holders ....................   -$2,208,412.75
        Distribution to Class A2 Holders ....................      -$43,875.75
        Distribution to Depositor ...........................            $0.00
Balance as of May 15, 2002 ..................................            $0.00

PRINCIPAL ACCOUNT
Balance as of November 15, 2001 .............................            $0.00
        Scheduled Principal payment received on securities ..            $0.00

LESS:
        Distribution to Holders .............................            $0.00
Balance as of May 15, 2002 ..................................            $0.00

                  UNDERLYING SECURITIES HELD AS OF MAY 15, 2002

        Principal
        Amount                    Title of Security
        ------                    -----------------
        $58,501,000          Ford Motor Co 7.70% Debentures
                             due May 15, 2097
                             Cusip: 345370BS8

U.S Bank Trust National Association, as Trustee


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